SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  August 12, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)


          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122

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                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

                            ITEM 2.  ACQUISITION OR
                             DISPOSITION OF ASSETS


      On August 12, 1998, Foreland Corporation (the "Company") completed the purchase from Petro Source Corporation, an independent crude oil processing, transportation, and trading firm based in Houston, Texas, of the Eagle Springs Nevada refinery, which manufactures asphalt and ancillary products from crude oil produced by the Company and other Nevada operators, a processing facility in Tonopah, Nevada, and trucks and related equipment used by Petrosource Transportation to gather crude oil and distribute products. In addition to the $520,000 payable in Common Stock to acquire the option, the Company paid $5,000,000 in cash and $2,676,322 in Common Stock and issued 100,000 additional shares of Common Stock. The Company intends to integrate the operation of the refinery and transportation assets with its oil production in Nevada to enable it to sell finished asphalt and other hydrocarbon products. The terms of the purchase were the result of arm's length negotiations. The purchase of the refinery and transportation assets and related operations was effective for accounting purposes as of June 1, 1998.

     The Eagle Springs atmospheric and vacuum distillation plant processes all of the crude oil currently produced in Nevada into asphalt, fuels, and solvents. The Tonopah specialty fractionation plant processes transmix and other feedstock into gasoline, diesel, and other specialty products. The refineries, with a combined rated capacity of approximately 12,000 barrels of feedstock per day,

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sell their finished products in bulk sales to government, mining, and paving industry customers in five Western states and unfinished products to other West Coast and Rocky Mountain refiners.

     The transportation assets and operations acquired consist of approximately 24 truck tractors and 80 bulk crude oil gathering and finished goods delivery tank trailers with lease operators and related maintenance and operating facilities.

     A total of 60 employees previously engaged by Petro Source in refinery and transportation management and operations became employee of the Company following the transaction.

     The Petro Source option and purchase agreement was negotiated in December 1997 based on throughput of 1,300 barrels of crude oil per day. In anticipation of exercising its option and significantly improving operating results, the Company increased the refinery throughput by 1,000 barrels per day by adding production from its own wells and securing other Nevada production. The long-term success of these refineries will depend on the success of the Company and others in establishing additional oil production in Nevada. The Company will attempt to increase daily refinery throughput by development and exploration drilling, enhanced oil recovery projects, acquisitions, and refinery feedstock purchase contracts.
          At the current throughput of 2,300 barrels of oil per day, the Company's annualized gross revenues are expected to increase to $27 million.
The Company expects that gross refinery margins, which have historically been $5.00 to $7.00 per barrel, will likely decline as throughput increases and a broader range and volume of lower margin products are sold. The purchase of the Nevada refineries will move Foreland toward fully integrated exploration, production, and finished good marketing.



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     The Company's long-term debt financing arrangement with Energy Income Fund was revised to draw $5,000,000 to fund the purchase of the Eagle Springs and Tonopah asphalt refinery and transportation company and to enable the Company to draw additional funds for refinery working capital and revised enhanced oil recovery, development, and other corporate expenditures. The Company also increased an outstanding warrant to purchase 250,000 shares at $10.00 per share to 750,000 shares and reduced the exercise price to $6.00 per share. In addition, the Company sold to Energy Income Fund for $2,000,000 a total of 2,000 shares of 1998 Series Preferred Stock convertible into an aggregate of 333,333 shares of Common Stock. As of the date of such revisions, the Common Stock
traded at approximately $3.31 per share on the Nasdaq SmallCap Market.   Robert
Gershen, a manager of the general partner of Energy Income Fund, is a director of the Company; the disinterested members of the board of directors unanimously approved the terms of this transaction and believe them to be fair to the Company from a financial point of view.


                             ITEM 5.  OTHER EVENTS

     On August 21, 1998, the Company announced details of its Nevada exploration program for the balance of 1998. In addition to debt financing for the Petro Source refining and transportation operations purchase, related capital improvements, asphalt marketing, and Eagle Springs EOR, the $2 million preferred stock purchase by Energy Income Fund and anticipated cash flow from operations should permit Foreland Corporation to complete its aggressive 1998 exploration program in Pine and Huntington Valleys, Nevada. The program includes drilling four wells, two 3D defined prospects in the Pine Creek area, the Dixie Flat prospect and North Humboldt prospect. An additional 24 square miles of 3D seismic will be acquired during 1998 in the Hay Ranch area, located adjacent to the 17 square mile Pine Creek 3D survey.



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     Foreland Corporation also announced that the Ghost Ranch 58-35R will be plugged. The reentry and deepening of the Ghost Ranch 58-35R well was designed to test a structure about 1,600' west of the Sand Dune 88-35 discovery as the first offset well in the Sand Dune Field. Numerous oil and gas shows were encountered in a 1300' interval updip to the Sand Dune discovery well. Analysis of well logs through the zone indicates that reservoir quality was marginal.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 a)Financial statements required by this item will be filed by amendment as soon as practicable, but no later than 60 days after the filing of this report on Form 8-K.

 c)  Exhibits

The following exhibits are included as part of this report:

            SEC
Exhibit  Reference
Number    Number                  Title of Document                 Location

 Item 2   Plan of Acquisition, Reorganization, Arrangement,
          Liquidation, or Succession

 2.01        2       Option and Purchase Agreement between      Incorporated by
                      Foreland Corporation, Petro Source         Reference(1)
                      Corporation, Petrosource Refining
                      Corporation, and Petrosource
                      Transportation dated December 31, 1997
 2.02        2       Amendment to Option and Purchase           This filing
                      Agreement between Foreland Corporation,
                      Petro Source Corporation, Foreland

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            SEC
Exhibit  Reference
Number    Number                  Title of Document                 Location

                      Refining Corporation, and Petrosource
                      Transportation dated August 11, 1998*

 Item 3   Instruments Defining the Rights of Security Holders

 3.01        3       Designation of Rights, Privileges and      This filing
                      Preferences for 1998 Series Convertible
                      Preferred Stock
 3.02        3       Registration Rights Agreement between      This filing
                      Energy Income Fund, L.P., and Foreland
                      Corporation, dated as of August 10, 1998

 10.01      10       First Amendment to Financing Agreement     This filing
                      between Foreland Corporation, Eagle
                      Springs Production Limited Liability
                      Company, Foreland Refining Corporation,
                      Foreland Asset Corporation, Petrosource
                      Transportation, and Energy Income Fund,
                      L.P., dated August 10, 1998*
 10.02      10       Common Stock Purchase Warrant to purchase  This filing
                      750,000 shares of common stock of
                      Foreland Corporation at $6.00 per share
 10.03      10       Stock Purchase Agreement dated August 10,  This filing
                      1998, between Energy Income Fund, L.P.,
                      and Foreland Corporation
 10.04      10       First Allonge to Acquisition Note in the   This filing
                      original principal amount of $2,327,000,
                      dated as of August 10, 1998
 10.05      10       First Allonge to Development Note in the   This filing

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            SEC
Exhibit  Reference
Number    Number                  Title of Document                 Location

                      original principal amount of
                      $13,893,000, dated as of August 10, 1998
 10.06      10       First Allonge to Refinancing Note in the   This filing
                      original principal amount of $680,000,
                      dated as of August 10, 1998
 10.07      10       Environmental Indemnity Agreement between  This filing
                      Petro Source Corporation, Petrosource
                      Investments, Inc., Foreland Corporation,
                      Foreland Refining Corporation, Foreland
                      Asset Corporation, and Petrosource
                      Transportation dated August 11, 1998
 10.08      10       Second Amendment to Deed of Trust,         This filing
                      Security Agreement, Assignment of
                      Production and Proceeds, Financing
                      Statement and Fixture Filing dated as of August 11, 1998, by and among Foreland
                      Corporation, Eagle Springs Production
                      Limited Liability Company, First
                      American Title Company of Nevada, and
                      Energy Income Fund, L.P. *



(1) Incorporated by reference from the Company's interim report on Form 8-K dated January 6, 1998.

* Omitted schedules and similar attachments to this exhibit that are listed and briefly identified will be furnished supplementally to the Commission upon request.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  August 27, 1998

                              FORELAND CORPORATION


                              By /s/N. Thomas Steele, President



















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